Exhibit 10.1

CANCELLATION AGREEMENT

PHILIP J. HAWK EMPLOYMENT AGREEMENT

WITH TEAM, INC.

THIS CANCELLATION AGREEMENT is entered into by and between Philip J. Hawk (“Hawk”) and Team, Inc. (“Team”) this the 9th day of October, 2006 (the “Effective Date”; Hawk and Team are collectively referred to as the “Parties”).

WHEREAS, Hawk is now and since November 2, 1998 has been the Chief Executive Officer of Team; and

WHEREAS, Team and Hawk entered into an employment agreement effective January 31, 2005 for a term that will expire on January 31, 2008 (the “Employment Agreement”); and,

WHEREAS, the Compensation Committee of Team’s Board of Directors met on October 5, 2006 to review and discuss the current and future executive compensation arrangements; and,

WHEREAS, an element of the future executive compensation arrangements is that Team will neither require from nor provide to its executive officers employment contracts; and,

WHEREAS, Hawk desires to be similarly situated with the other executives as it relates to employment agreements and the handling of his compensation; and both parties have mutually agreed that the Employment Agreement between Hawk and Team will be cancelled effective immediately without remuneration other than the cancellation of the obligations, one to the other, of the Parties as stated in said agreement;

NOW, THEREFORE, in consideration of the above recitals, the mutual promises of the Parties and other good and valuable consideration, the sufficiency of which is acknowledged, the Parties hereby agree as follows:

The Employment Agreement is hereby cancelled as of the Effective Date, and Hawk shall continue after the Effective Date to serve as Team’s Chief Executive Officer at the pleasure of the Board under such terms and conditions as he and the Board shall mutually determine.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

/s/ Philip J. Hawk
PHILIP J. HAWK Address: 4 Bradfield Court Houston, TX 77024

TEAM, INC.

By:	/s/ Jack M. Johnson, Jr.
Printed Name: Jack M. Johnson, Jr.
Title:	Chairman of Compensation Committee